[Letter head of Hahn Loeser & Parks LLP]

                                                             Phone: 216.621.0150
                                                               Fax: 216.241.2824
                                                            Website: hahnlaw.com

November 2, 2006

Winthrop Realty Trust
7 Bulfinch Place
Suite 500
Boston, MA 02114

Re: Winthrop Realty Trust

Ladies and Gentlemen:

Solely for the purposes of this opinion letter, the undersigned has acted as Ohio counsel to Winthrop Realty Trust, an unincorporated association in the form of a real estate investment trust organized and existing under the laws of the State of Ohio (the "Company"). This opinion letter (the "Opinion") is furnished to the Company in connection with its issuance and sale of up to an aggregate of 19,550,000 shares (the "Shares") of its common shares of beneficial interest, par value $1.00 per share (the "Stock"), pursuant to (i) the provisions of that certain Underwriting Agreement by and among the Company, certain of its affiliates and Bear, Stearns & Co. Inc., as representative of several underwriters named therein, dated as October 30, 2006 (the "Underwriting Agreement"), and (ii) in accordance with the Registration Statement on Form S-3 (No. 333-125987) relative thereto (together with any amendments or supplements thereto, and any prospectuses (preliminary or supplemental) utilized in connection therewith with respect to sales of the Shares, the "Registration Statement"). The issuance and sale of the Shares pursuant to the Underwriting Agreement and in accordance with the Registration Statement are collectively referred to herein as the "Offering". We have not participated in the negotiation or preparation of the Underwriting Agreement, the terms of the Shares or the Offering, or the filing of the Registration Statement or the documents relative thereto.

In rendering the opinions set forth herein, we have examined:

1. The Amended and Restated Declaration of Trust dated as of December 15, 2005, as amended (the "Declaration of Trust");

2. The By-Laws of the Company dated as of November 8, 2005, as amended (the "By-Laws");

3. The Resolutions by the Board of Trustees of the Company related to the Underwriting Agreement, the Offering and the Registration Statement, as adopted on September 27, 2006.

      (The documents listed in clauses (1) through (3) being hereinafter referred collectively as the "Organizational Documents");

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                                                                November 2, 2006
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4.    The Underwriting Agreement;

5. The Registration Statement in the form declared effective by the Commission, including the form of prospectus utilized in connection with the Offering (the "Offering Prospectus");

      (The documents referenced in clauses (4) and (5) being collectively referred to herein as the "Transaction Documents");

6. A certificate from an executive officer of the Company certifying (i) the authorization and issuance of the Shares, (ii) the execution and delivery of the Transaction Documents, (iii) that the Organizational Documents and actions of the Board of Trustees and the authorized officers are in full force and effect, and (iv) certain other factual matters (the "Certificate of Fact");

7. A Certificate of Full Force and Effect with respect to the Company issued by the Secretary of State of Ohio dated October 17, 2006 (the "Certificate of Full Force and Effect");

8. Such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of persons signing all documents in connection with which this Opinion is rendered are genuine (other than persons signing on behalf of the Company), all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon, the following:

      (a) The accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Organizational Documents and the Transaction Documents, with respect to the factual matters set forth therein;

      (b) The Certificate of Fact and all other certificates submitted to us are true and correct, both when made and as of the date hereof;

      (c) None of the Shares to be issued in the Offering and pursuant to the Underwriting Agreement and the Transaction Documents will be issued, sold or transferred in violation of the provisions of Article VI of the By-Laws relating to restrictions on ownership and transfer of Stock; and

      (d) All parties to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and

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                                                                November 2, 2006
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            authority to execute, deliver and perform their duties under such documents and all such documents have been duly authorized, executed and delivered by such parties.

Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Certificate of Fact and our knowledge with respect to such matters. In the course of our representation of the Company in matters with respect to which we have been engaged by the Company as Ohio counsel, no information has come to our attention that would give us actual knowledge or actual notice that any of the foregoing certificates on which we have relied are not accurate and complete. We have undertaken no independent investigation or verification of any such factual matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers presently within our firm who have represented the Company as Ohio counsel in connection with the preparation of this Opinion.

For purposes of the opinions expressed herein, we have examined such records of the Company and such agreements and other documents as we have deemed necessary in connection with the opinions expressed below. The opinions set forth below in Paragraph 1 regarding the good standing of the Company under the laws of the State of Ohio are based solely upon the Certificate of Full Force and Effect.

Based upon the foregoing and subject to the assumptions and qualifications herein set forth, we are of the opinion that:

1. The Company has been duly organized and validly exists as an unincorporated association in the form of a real estate investment trust and is in good standing as an Ohio Real Estate Investment Trust under the laws of the State of Ohio, with requisite power and authority to own its properties and conduct its business as described in the Registration Statement.

2. The Shares that are the subject of the Offering have been duly and validly authorized and, when delivered in accordance with the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to the best of our knowledge, similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof.

3. The consummation of the transactions contemplated by the Offering do not and will not violate or conflict with any provision of the Declaration of Trust or By-Laws of the Company, or, to the best of our knowledge, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

The opinions as expressed herein are subject to the following qualifications:

      (a) As used herein, "Applicable Laws" shall mean those laws, rules and regulations of the State of Ohio, and the federal laws of the United States which, in our experience, are normally applicable to

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                                                                November 2, 2006
                                                                          Page 4

            transactions of the type contemplated by the Transaction Documents other than the securities laws of the United States or the securities or blue sky laws of any state or jurisdiction.

      (b) This Opinion is limited to the laws of the State of Ohio, and the federal laws of the United States of America which constitute Applicable Laws, all as presently in effect, to present judicial interpretations thereof, and to the facts as they presently exist. In rendering this Opinion, we assume no obligation to revise or supplement this Opinion should the present laws of any jurisdiction mentioned above be changed by legislative action, judicial decision, or otherwise or should the facts as they presently exist change.

      (c) We have not made or undertaken to make any investigation of the state of title to the assets and properties of Company, and except as expressly set forth herein, we express no opinion with respect to the title to the same or any portion thereof.

      (d) Any and all opinions rendered by this firm in this Opinion are limited to the matters expressly set forth in hereinabove following the phrase "we are of the opinion that" (the "Opinion Paragraphs"); and no opinion is implied or to be inferred beyond the matters expressly so stated. Without implying any limitation upon the foregoing sentence, the following matters, including their effects and the effects of non-compliance, are not covered by implication or otherwise in this Opinion, unless coverage thereof is specifically addressed herein:

            (i)   Local municipal or county laws;

            (ii)  Zoning, land use, subdivision and other development laws;

            (iii) Environmental regulations;

            (iv)  Tax laws;

            (v)   Law concerning access by the disabled and building codes;

            (vi) The effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally;

            (vii) The securities laws of the United States or the securities or blue sky laws of any state or jurisdiction;

            (viii) Fiduciary obligations; and

            (ix) The legality, binding effect or enforceability of the Underwriting Agreement or any of the Transaction Documents.

We are members of the bar of the State of Ohio and express no opinion as to any laws other than the laws of the State of Ohio as they exist on the date of this

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                                                                November 2, 2006
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Opinion. We bring your attention to the fact that our legal opinions are an expression of professional judgment and are not a guaranty of result.

Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

We hereby consent to the filing of this Opinion with the Commission as an exhibit to a Form 8-K and to the reference to our firm under the heading "Legal Matters" in the Offering Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder. We further consent to the reliance on this Opinion by Katten Muchin Rosenman LLP in rendering their opinion to the Company in connection with the Offering.

Very truly yours,